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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 1998


                         FITZGERALDS GAMING CORPORATION
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)

         0-26518                                        88-0329170
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(Commission File Number)                     (IRS Employer Identification No.)


                  301 FREMONT STREET, LAS VEGAS, NEVADA 89101
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              (Address of principal executive offices) (Zip Code)


      (Registrant's telephone number, including area code): (702) 388-2400


                                       NA
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         (Former name or former address, if changed since last report)






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ITEM 5.  OTHER EVENTS.

        Until June 9, 1998, Fitzgeralds Arizona Management, Inc. ("FAMI"), an 85% owned subsidiary of Fitzgeralds Gaming Corporation, had an exclusive agreement (the "Management Agreement") to manage until May 2000 the Cliff Castle Casino, a gaming facility in Camp Verde, Arizona, owned and operated by the Yavapai-Apache Indian Nation (the "Nation"). On June 9, 1998, FAMI entered into a Termination Agreement with the Nation, pursuant to which the parties mutually agreed to terminate the Management Agreement. In exchange for terminating the Management Agreement, the Nation agreed to pay FAMI $8.2 million, which amount was received by FAMI on June 10, 1998. As a result, FAMI is no longer managing Cliff Castle Casino.





                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         FITZGERALDS GAMING CORPORATION
                                         (Registrant)


        June 24, 1998                   By:   /s/ Michael E. McPherson
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            Date                                  Michael E. McPherson
                                                Senior Vice President and
                                                 Chief Financial Officer




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